UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol	Name of Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On March 20, 2025 (the “Redemption Date”), Trinseo Holding S.à r.l. and Trinseo Materials Finance, Inc. (together, the “Issuers”), each indirect wholly owned subsidiaries of Trinseo PLC, redeemed all of their remaining outstanding 5.125% senior notes due 2029 (the “2029 Notes”), which were issued under that certain Indenture, dated as of March 24, 2021 (as amended and supplemented, including by that certain Seventh Supplemental Indenture dated as of January 17, 2025, the “Indenture”), by and among the Existing Issuers and The Bank of New York Mellon, as trustee (the “Trustee”), and discharged the Indenture.

In connection with the Issuers irrevocably depositing or causing to be deposited with the Trustee funds in an amount sufficient to redeem the entire outstanding amount of 2029 Notes, including for principal of, redemption premium on, and interest on the 2029 Notes to, but not including, the Redemption Date ($553,000 in the aggregate), the Indenture was satisfied and discharged in accordance with its terms (other than with respect to those provisions of the Indenture that expressly survive satisfaction and discharge).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: March 20, 2025